UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2011

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut	06506
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number,
Including Area Code	(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2011, UIL Holdings Corporation (“UIL Holdings” or the “Registrant”), The United Illuminating Company (“UI”), Connecticut Natural Gas Corporation (“CNG”), The Southern Connecticut Gas Company (“SCG”), and The Berkshire Gas Company “(Berkshire”) amended their existing revolving credit agreement pursuant to an Amended and Restated Credit Agreement (the “amended and restated credit facility”) whereby the expiration date has been extended by approximately two years, from November 17, 2014  to November 30, 2016.  The borrowing limit under the amended and restated credit facility remains at $400 million, all of which is available to UIL Holdings, $250 million of which is available to UI, $150 million of which is available to each of CNG and SCG, and $25 million of which is available to Berkshire.  A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 4.12 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.12
$400,000,000 Amended and Restated Credit Agreement, dated as of November 30, 2011, among UIL Holdings Corporation, The United Illuminating Company and the other Borrowers from time to time parties thereto, as Borrowers, the banks named therein, as Banks, JPMorgan Chase Bank, N. A. and Union Bank, N.A. as LC Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/2/11	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

4.12
$400,000,000 Amended and Restated Credit Agreement, dated as of November 30, 2011, among UIL Holdings Corporation, The United Illuminating Company and the other Borrowers from time to time parties thereto, as Borrowers, the banks named therein, as Banks, JPMorgan Chase Bank, N. A. and Union Bank, N.A. as LC Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent